LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby constitutes and appoints each of Jennifer M. Reinke,
Jennifer Ganoe, Timothy C.
Huffmyer, and William W. Smith, Jr., or any of them acting singly and with full power of substitution, the
undersigned's true and lawful attorney-in-fact to:

       1.  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or
both of SMITH MICRO SOFTWARE, INC. (the "Company"), Forms 3, 4 and 5 (and any
amendments thereto)
in accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), and
the rules thereunder;

       2.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and
timely file such form with the U.S. Securities and Exchange Commission (the
"SEC") and any securities exchange
or similar authority, including without limitation the filing of a Form ID or any other documents necessary or
appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC;

       3.  seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on
transactions in the Company's securities from any third party, including brokers, employee benefit plan
administrators and trustees, and the undersigned hereby authorizes any such person to release any such
information to each of the undersigned's attorneys-in-fact appointed by this
Limited Power of Attorney and
approves and ratifies any such release of information; and

       4.  take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact,
may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that
the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of
Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may
approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and
every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally
present, with full power of substitution or revocation, hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue
of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and
on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's
responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the
Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to
file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing
attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this
February 12, 2019.

Signed and Acknowledged:

Signed: /s/Thomas G. Campbell

Printed Name: Thomas G. Campbell